Exhibit 99.1

Imprivata Achieves Record Revenue of $30.0 Million

for the Second Quarter of 2015

Highlights

•	Revenue of $30.0 million

•	Adjusted EBITDA loss of $2.2 million

•	Net loss per share: $(0.22) GAAP; $(0.15) non-GAAP

•	Completed HT Systems Acquisition on April 30, 2015

Lexington, Mass. — (BUSINESS WIRE) — July 29, 2015 — Imprivata® (NYSE: IMPR), a leading provider of IT security and identity solutions to the healthcare industry, today announced financial results for three and six months ended June 30, 2015. Revenues for the three months ended June 30, 2015 were $30.0 million, an increase of 29% from revenues of $23.2 million for the same period in 2014. Revenues for the six months ended June 30, 2015 were $55.6 million, an increase of 30% from revenues of $42.7 million for the same period in 2014.

“The second quarter marks the one year anniversary since our IPO, and I am very proud of our performance,” said Omar Hussain, President and CEO of Imprivata. “We have shown strong revenue growth, expanded our product platform, and completed a key acquisition. We have driven growth through both the acquisition of new customers, and strong add-on business to our existing customers. I am especially excited about the launch of our PatientSecure product, which expands our market to address frustrations faced by patients and registrars. PatientSecure will solidify our leadership as a security platform for healthcare, solving critical workflow challenges for electronic health records, communications, electronic prescribing, and patient identification.”

Financial Results

Net loss for the three months ended June 30, 2015 was $5.4 million, or $(0.22) per basic and diluted share attributable to common stockholders, as compared to a net loss of $4.8 million, or $(1.08) per basic and diluted share attributable to common stockholders for the same period in 2014. Net loss for the six months ended June 30, 2015 was $12.1 million, or $(0.51) per basic and diluted share attributable to common stockholders, as compared to a net loss of $13.1 million, or $(3.25) per basic and diluted share attributable to common stockholders for the same period in 2014. Consistent with our operating results for the first quarter of 2015, the second quarter loss represents our continued strategic investments in the business.

Adjusted EBITDA(1) for the three months ended June 30, 2015 was a loss of $2.2 million, as compared to a loss of $2.8 million for the same period in 2014. Non-GAAP net loss (2) for the three months ended June 30, 2015 was $3.5 million, or $(0.15) per basic and diluted share, as compared to non-GAAP net loss of $3.6 million, or $(0.81) per basic and diluted share, for the same period in 2014. Adjusted EBITDA for the six months ended June 30, 2015 was a loss of $6.7 million, as compared to a loss of $8.7 million for the same period in 2014. Non-GAAP net loss (2) for the six months ended June 30, 2015 was $9.3 million, or $(0.39) per basic and diluted share, as compared to non-GAAP net loss of $10.2 million, or $(2.53) per basic and diluted share, for the same period in 2014. A reconciliation of GAAP to these non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(1)	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted for foreign currency gains (losses), stock based-compensation, transaction costs associated with business acquisitions, shelf registration costs and the impact of the fair value revaluation on our contingent liability.
(2)	Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization of purchased intangible assets, stock-based compensation, transaction costs associated with business acquisitions, shelf registration costs and the impact of the fair value revaluation on our contingent liability.

Third Quarter and Full-Year 2015 Financial Outlook

For the full-year, we expect revenue between $124.0 million and $126.0 million and Adjusted EBITDA to be between a loss of $10.0 million and $8.5 million. In terms of earnings per share, we expect GAAP loss to be between $(0.82) per share and $(0.76) per share and non-GAAP net loss, which adjusts for stock-based compensation, amortization of purchased intangible assets, transaction costs associated with business acquisitions, transaction costs associated with offerings of our common stock and the contingent liability revaluation, to be between $(0.60) per share and $(0.54) per share. Our annual EPS estimates are based on an estimated weighted average-share count of 24.2 million.

For the third quarter, we expect revenue between $31.0 million and $31.5 million and Adjusted EBITDA to be between a loss of $4.2 million and $3.9 million. In terms of earnings per share, we expect GAAP loss to be between $(0.27) per share and $(0.25) per share and non-GAAP net loss, which adjusts for stock-based compensation, amortization of purchased intangible assets, transaction costs associated with business acquisitions, transaction costs associated with offerings of our common stock and the contingent liability revaluation, to be between $(0.22) per share and $(0.20) per share. Our third quarter EPS estimates are based on an estimated weighted average-share count of 24.3 million.

Conference Call Information

Imprivata management will host a conference call at 4:30 pm (Eastern Time) on Wednesday, July 29, 2015 to discuss the Company’s quarter ended June 30, 2015 results, its business outlook and other matters. The conference call will be accessible by dialing 888-427-9419 or 719-325-2361 for international callers, and referencing conference ID number 1338195. A live webcast of the conference call will also be available on the investor relations section of the company’s website at http://investor.imprivata.com/.

An audio replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through August 12, 2015. The replay can be accessed by dialing 888-203-1112, or 719-457-0820 for international callers, and providing access code 1338195.

About Imprivata

Imprivata, Inc. (NYSE: IMPR) headquartered in Lexington, Massachusetts, is a leading provider of IT security and identity solutions to the healthcare industry that help providers securely and efficiently access, communicate and transact patient information. The Company’s security and identity solutions provide authentication management, fast access to patient information, secure communications and positive patient identification to address critical security and compliance challenges faced by hospitals and other healthcare organizations, while improving provider productivity and the patient experience. For more information, please visit www.imprivata.com.

Investor relations:	Media contact:
Westwicke Partners	Imprivata

Bob East / Asher Dewhurst	John Hallock

443-213-0503	Vice President, Corporate Communications

imprivata@westwicke.com	781-761-1921

jhallock@IMPRIVATA.com

All Imprivata products are trademarks of Imprivata, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, our goal to maintain market leadership and our expected financial results for Q3 2015 and the full fiscal year 2015. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “could,” “increases,” “improves,” “reduces,” “implements,” “results,” “addresses,” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Imprivata’s control. Imprivata’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to successfully develop and introduce new solutions and products for existing solutions; our ability to attract new customers and retain and increase sales to existing customers; developments in the healthcare industry or regulatory environment; seasonal variations in the purchasing patterns of our customers; the lengthy and unpredictable sales cycles for new customers; our ability to maintain successful relationships with our channel partners and technology alliance partners; our dependency on sole source suppliers and a contract manufacturer for hardware components of our Imprivata OneSign and Imprivata PatientSecure solutions; our ability to manage our growth effectively; our ability to respond to competitive pressures; our ability to successfully integrate HT Systems and other businesses and assets that we may acquire; potential liability related to privacy and security of protected health information; our ability to protect our intellectual property rights, and the other risks detailed in Imprivata’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 11, 2015, as well as other documents that may be filed by Imprivata from time to time with the SEC. The forward-looking statements included in this press release represent Imprivata’s views as of the date of this press release. Imprivata undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Imprivata has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Imprivata believes that the use of these non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Imprivata’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA (EBITDA adjusted for foreign currency gains (losses), stock based-compensation, transaction costs associated with business acquisitions, shelf registration costs and the impact of the fair value revaluation on our contingent liability), non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expense associated with our purchased intangible assets, stock-based compensation, transaction costs associated with business acquisitions, shelf registration costs and the impact of the re-measurement to fair value of our contingent liability. Non-GAAP financial measures that Imprivata uses may differ from measures that other companies may use. These non-GAAP financial measures disclosed by Imprivata are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Imprivata, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$54,673	$78,524
Accounts receivable, net of allowances	24,639	25,335
Prepaid expenses and other current assets	4,178	3,516

Total current assets	83,490	107,375
Property and equipment, net	7,367	7,640
Goodwill	14,766	1,560
Intangible assets, net	4,951	1,499
Other assets	668	105

Total assets	$111,242	$118,179

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,936	$2,498
Accrued expenses and other current liabilities	7,693	10,565
Current portion of capital lease obligations and long-term debt	549	625
Current portion of other long-term liabilities	240	288
Current portion of deferred revenue	34,954	33,120
Current portion of contingent purchase price liability	374	152

Total current liabilities	47,746	47,248
Deferred revenue, net of current portion	4,737	4,021
Deferred tax liability	694	—
Capital lease obligations, long-term debt and royalty obligations, net of current portion	374	619
Other long-term liabilities, net of current portion	1,862	1,535
Contingent purchase price liability, net of current portion	308	480

Total liabilities	55,721	53,903

Stockholders’ equity:
Undesignated preferred stock	—	—
Common stock	24	24
Additional paid-in capital	175,266	171,903
Accumulated other comprehensive loss	(93)	(100)
Accumulated deficit	(119,676)	(107,551)

Total stockholders’ equity	55,521	64,276

Total liabilities and stockholders’ equity	$111,242	$118,179

Imprivata, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Product	$16,305	$12,225	$29,218	$21,499
Maintenance and services	13,663	11,008	26,386	21,175

Total revenue	29,968	23,233	55,604	42,674

Cost of revenue
Product	4,088	2,475	7,511	4,635
Maintenance and services	5,296	4,400	10,223	8,593

Total cost of revenue	9,384	6,875	17,734	13,228

Gross profit	20,584	16,358	37,870	29,446

Operating expenses
Research and development	7,840	6,291	14,711	12,827
Sales and marketing	12,999	11,216	25,018	21,635
General and administrative	4,590	2,311	9,170	5,324

Total operating expenses	25,429	19,818	48,899	39,786

Loss from operations	(4,845)	(3,460)	(11,029)	(10,340)

Other income (expense)
Foreign currency exchange gain (loss)	150	4	(312)	(127)
Interest and other income (expense), net	(4)	(35)	(20)	(65)

Loss before income taxes	(4,699)	(3,491)	(11,361)	(10,532)
Income taxes	727	61	764	87

Net loss	$(5,426)	$(3,552)	$(12,125)	$(10,619)

Accretion of redeemable convertible preferred stock	—	(1,204)	—	(2,442)

Net loss attributable to common shareholders	$(5,426)	$(4,756)	$(12,125)	$(13,061)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.22)	$(1.08)	$(0.51)	$(3.25)

Weighted average common shares outstanding used in computing net loss per share attributable to common stockholders
Basic and diluted	24,144	4,410	24,007	4,021

Imprivata, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	June 30,
	2015	2014

Cash flows from operating activities:
Net loss	$(12,125)	$(10,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,684	1,458
Provision for doubtful accounts	(19)	13
Stock-based compensation	1,781	665
Loss on disposal of fixed assets	14	12
Change in value of contingent purchase price liability	50	(464)
Deferred income taxes	694	—
Changes in operating assets and liabilities:
Accounts receivable	4,479	5,763
Prepaid expenses and other current assets	(616)	(544)
Deferred revenue	604	1,338
Accounts payable	1,028	(897)
Accrued expenses and other current liabilities	(2,955)	(1,549)
Other liabilities	279	82

Net cash used in operating activities	(5,102)	(4,742)

Cash flows from investing activities:
Purchases of property and equipment	(644)	(1,354)
Purchases of intangible assets	(437)	—
Acquisition of business	(18,886)	—

Net cash used in investing activities	(19,967)	(1,354)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	80,213
Deferred offering costs	—	(1,748)
Repayments for capital lease obligations, long-term debt and other	(322)	(348)
Proceeds from employee stock purchase plan	684	—
Proceeds from exercise of stock options	853	389

Net cash provided by financing activities	1,215	78,506

Effect of exchange rates on cash and cash equivalents	3	100

Net (decrease) increase in cash and cash equivalents	(23,851)	72,510
Cash and cash equivalents, beginning of year	78,524	13,284

Cash and cash equivalents, end of year	$54,673	$85,794

Imprivata, Inc.

Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2015	2014	2015	2014
GAAP net loss	$(5,426)	$(3,552)	$(12,125)	$(10,619)
Adjustments to reconcile to Adjusted EBITDA:
Income tax expense	727	61	764	87
Depreciation and amortization	905	763	1,684	1,458
Other expense (income), net	(146)	31	332	192
Stock-based compensation	1,080	367	1,781	665
Change in fair value of contingent liability	29	(509)	50	(464)
Acquisition costs	546	—	709	—
Shelf registration costs	57	—	57	—

Adjusted EBITDA	$(2,228)	$(2,839)	$(6,748)	$(8,681)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP net loss	$(5,426)	$(3,552)	$(12,125)	$(10,619)
Adjustments to reconcile to Non-GAAP net income:
Amortization of purchased intangible assets	184	128	276	257
Stock-based compensation	1,080	367	1,781	665
Change in fair value of contingent liability	29	(509)	50	(464)
Acquisition costs	546	—	709	—
Shelf registration costs	57	—	57	—

Non-GAAP net loss	$(3,530)	$(3,566)	$(9,252)	$(10,161)

Non-GAAP net loss per share
Basic and diluted	$(0.15)	$(0.81)	$(0.39)	$(2.53)

Weighted average common shares outstanding used in computing non-GAAP net loss per share
Basic and diluted	24,144	4,410	24,007	4,021

(a)	The Company reconciles non-GAAP net loss per share beginning with GAAP net loss instead of GAAP net loss attributable to common stockholders in order to eliminate the effect of the accretion of preferred stock on the calculation.